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                                                                  EXHIBIT 10.20
                              NAB ASSET CORPORATION
                                  23361 MADERO
                             MISSION VIEJO, CA 92691
                       (949) 465-0244 / FAX (949) 465-0247


                                                             as of June 4, 1999


Caton Financial Services, Inc.
20 Chelsea Point
Monarch Beach, CA 92629

CONSULTING AND FINDER'S AGREEMENT

Gentlemen:

     This letter confirms our mutual agreement with respect to the engagement by NAB Asset Corporation, a California corporation ("NAB"), of Caton Financial Services, Inc., a California corporation (the "CONSULTANT"), as a business consultant to NAB.

     Our agreement is as follows:

     SECTION 1. TERM OF CONSULTING AND CONSULTING DUTIES.

     (a) Engagement as a Consultant. On the terms and conditions set forth in this Agreement, NAB hereby retains the Consultant on a nonexclusive basis as a consultant to NAB for a period (the "CONSULTING PERIOD") beginning June 5, 1999 and ending on the earlier to occur of (i) December 4, 2002, or (ii) the date, if any, on which this Agreement is terminated pursuant to Section 5.

     (b) Duties. During the Consulting Period, the Consultant will render such business advisory services to the NAB Group, including the following: corporate and financial planning; investment recommendations; identification of possible sources of debt financing; identification of potential buyers of assets of the NAB Group; identification of potential business and asset acquisitions; and such other advisory work in connection with the organization, financing, management and operations of NAB Group, as NAB may reasonably request. As used in this Agreement, (i) the term "NAB GROUP" means, at any time, collectively NAB and each corporation that is a NAB Subsidiary at such time and (ii) the term "NAB SUBSIDIARY" means, at any time, each corporation more than 50% of whose voting stock is owned by NAB at such time.

     NAB will use the services of the Consultant, and the Consultant shall make himself available for the performance of services under this Agreement, upon reasonable notice during the Consulting Period. The Consultant shall perform its services at the times and places reasonably requested by NAB to meet its needs and requirements, taking into account other engagements that the Consultant may have. In no event shall the Consultant be required to render more than 120 hours of consulting services per calendar quarter under this Agreement (prorated for any partial quarter).

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     SECTION 2. COMPENSATION OF THE CONSULTANT.

     (a) Consulting Fee Retainer. Subject to the terms and conditions hereof, commencing as of June 5, 1999, for the Consultant's services under this Agreement, NAB shall pay the Consultant a non-refundable consulting fee retainer of Fifteen Thousand One Hundred Fifty Dollars ($15,150) per month during the Consulting Period, prorated for any partial month. The consulting fee retainer shall be payable on the last day of each calendar month in arrears. The aggregate amount paid and/or payable to the Consultant under this Section 2(a) during the Consulting Period (the "SECTION 2(a) PAYMENTS") shall be applied and credited to reduce the amount, if any, of Transaction Fees payable to the Consultant pursuant to Section 2(b); provided, however, that in no event shall the due dates for the payment of the installments of the consulting fee retainer be accelerated, regardless of whether any Transaction Fees are earned pursuant to Section 2(b). If this Agreement is not terminated prior to December 4, 2002, the amount of the Section 2(a) Payments will be $636,300.

     (b) Transaction Fees.

          (i) If during the Applicable Period (as defined in Section 2(b)(v) any member of the NAB Group purchases a finance business (the "ACQUIRED BUSINESS") from a seller introduced to the NAB Group by the Consultant during the Consulting Period, then, subject to Sections 2(b)(v) through 2(b)(xi), NAB shall pay, or cause the purchasing member to pay, the Consultant a fee equal to one quarter of one percent (0.25%) of the aggregate amount of loans originated by the Acquired Business during the 12 months ended as of the end of the calendar month next preceding the calendar month in which such member purchases the Acquired Business.

          (ii) If during the Applicable Period any member of the NAB Group other than NAB sells any of its assets to a buyer introduced to the NAB Group by the Consultant during the Consulting Period, then, subject to Sections 2(b)(v) through 2(b)(xi), NAB shall pay, or cause the selling member to pay, the Consultant a fee equal to one quarter of one percent (0.25%) of the net sales proceeds received by the selling member.

          (iii) If during the Applicable Period any member of the NAB Group receives a loan from an institutional lender introduced to the NAB Group by the Consultant during the Consulting Period, then, subject to Sections 2(b)(v) through 2(b)(xi), NAB shall pay, or shall cause the borrowing member to pay, the Consultant a fee equal to one percent (1.0%) of the principal amount of such loan.

          (iv) If during the Applicable Period NAB sells all of the shares of the capital stock of any other member of the NAB Group owned by NAB to a buyer introduced to NAB by the Consultant during the Consulting Period, then, subject to Sections 2(b)(v) through 2(b)(xi), NAB shall pay the Consultant a fee equal to five percent (5.0%) of NAB's pre-tax gain on the sale of such shares.

          (v) As used in this Agreement, (A) the term "APPLICABLE PERIOD" means the period beginning on the date hereof and ending on a date which is 60 days after the date on which the Consulting Period terminates, (B) the term "TRANSACTION" means a sale, purchase or loan transaction of the types referred to in Sections 2(b)(i) through 2(b)(iv), (C) the term "TRANSACTION FEES" means the fees, if any, earned by the Consultant and calculated pursuant to one or more or all
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Caton Financial Services, Inc.
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of Sections 2(b)(i) through 2(b)(iv) and (D) the term "TRANSACTION PARTY" means any seller, buyer or lender (other than a member of the NAB Group) referred to in any of Sections 2(b)(i) through 2(b)(iv) with which a member of the NAB Group consummates a Transaction.

                  (vi) The amount of Transaction Fees earned by the Consultant, if any, shall be reduced by (or be deemed to have been paid by means of) the
Section 2(a) Payments, without acceleration. Any Transaction Fees earned in excess of the amount of the Section 2(a) Payments ("EXCESS TRANSACTION FEES") shall be paid in equal or approximately equal consecutive monthly installments beginning on the last day of each calendar month in which such Excess Transaction Fees shall have been earned through the closing of a Transaction and ending on December 31, 2002.

                  (vii) Without the prior written authorization of an executive officer of NAB (which authorization may be withheld by NAB in its discretion for any reason or for no reason), the Consultant shall not contact any potential Transaction Party to solicit a Transaction.

                  (viii) The Consultant shall not be entitled to a Transaction Fee or other compensation in respect of any transaction between a member of the NAB Group and a third party not "introduced by Caton to the NAB Group" or in respect of any transaction not involving a corporation which is a member of the NAB Group at the time of the closing of such transaction. The Consultant shall be deemed to have introduced a potential Transaction Party to NAB only if, pursuant to Section 2(b)(vii), NAB shall have authorized the Consultant to contact such Transaction Party to solicit a Transaction and such authorization specifically identifies the Transaction Party and acknowledges that, if such Transaction is consummated, the Consultant shall be deemed to have introduced such Transaction Party to NAB in respect thereof.

                  (ix) As noted, the engagement hereunder is non-exclusive, both for the Consultant and for NAB. NAB shall be entitled at any time to retain one or more other persons or entities to perform services which are the same as or similar to the services to be performed by the Consultant hereunder. In such case, the Consultant shall not be entitled to payment of any portion of the compensation payable to such other persons or entities or to any Transaction Fees or other fees in respect of any transactions introduced by such other persons or entities.

                  (x) NAB shall have the absolute right, in its discretion, for any reason or for no reason at all, to accept or reject or decline to consummate any Transaction proposed by the Consultant or any Transaction Party introduced by the Consultant, without incurring any liability to the Consultant.

                  (xi) During the Consulting Period, the Consultant shall not present any information about a proposed acquisition of a finance company to any person or entity other than a member of the NAB Group, unless NAB shall have expressed no interest in pursuing such proposed acquisition. NAB shall be deemed to have expressed no interest in pursuing such acquisition if it does so in writing or if it fails to notify the Consultant in writing of NAB's interest in pursuing the acquisition within 21 days after the Consultant shall have first presented the proposed acquisition to NAB in writing.
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Caton Financial Services, Inc.
as of June 4, 1999
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         (c) Expenses. During the Consulting Period, NAB shall reimburse the
Consultant for its reasonable business expenses incurred during the Consulting Period in connection with the performance of its duties hereunder, provided that it obtains NAB's approval before incurring such expenses.

         SECTION 3.        INDEPENDENT CONTRACTOR; NO AGENCY

         In performing its duties under this Agreement, the Consultant (i) shall be an independent contractor, (ii) shall not be deemed for any purpose to be an employee or agent of any member of the NAB Group and (iii) shall have no authority, and shall not purport or attempt, to legally bind or obligate, or make any commitments on behalf of, any member of the NAB Group.

         SECTION 4.        CONFIDENTIALITY.

         (a) Covenant of the Consultant. During the Consulting Period and at all times thereafter, the Consultant shall hold and keep confidential all Confidential Information (as defined in Section 4(b) as to which it is now, or at any time during the Consulting Period shall become, informed. The Consultant agrees that it shall not, directly or indirectly, either disclose any Confidential Information to any person, firm or corporation, or use the same, or permit the same to be disclosed or used, except in connection with the business and affairs of the NAB Group.

         (b) Definition of Confidential Information. "CONFIDENTIAL INFORMATION" shall include, but not be limited to, the following types of information and regarding the NAB Group: corporate information, including contractual arrangements, plans, strategies, tactics, policies, resolutions, copyrights and patent applications, and any litigation or negotiations; marketing information, including sales or product plans, strategies, tactics, methods, customers, prospects, or market research data; financial information, including cost and performance data, debt arrangement, equity structure, investors, and holdings; operational information, including trade secrets, secret formulae, control and inspection practices, credit evaluation criteria, servicing and collection methods and techniques and personal information, including personnel lists, resumes, personal data, organizational structure and performance evaluations. Confidential Information is limited to that information which is not generally known in the industries in which any member of the NAB Group operates, and does not include general skills, knowledge, and experience acquired by Michael W. Caton ("CATON") (who is the President, the sole director and a beneficial owner of shares of the Consultant's capital stock) during his employment with NAB or any prior employer.

         SECTION 5.        TERMINATION OF ENGAGEMENT.

         This Agreement may be terminated at any time by NAB if (i) the Consultant breaches any of its obligations under Section 2(b) or Section 4 or
(ii) the Consultant willfully neglects or breaches any of its duties and obligations under Section 1, which neglect or breach shall not have been cured within 30 days after written notice thereof to the Consultant of (iii) if Caton breaches any of his covenants or obligations under that certain Separation Agreement of even date herewith between
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Caton Financial Services, Inc.
as of June 4, 1999
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NAB and him (the "SEPARATION AGREEMENT") or (iv) if the Separation Agreement
does not become effective, pursuant to Section 12 thereof, on or before August 10, 1999 or (v) if at any time Caton and his spouse together own beneficially less than 80% of the outstanding shares of the capital stock of the Consultant. This Agreement may be terminated at any time by the Consultant if the Company breaches any of its obligations under this Agreement, which breach shall not have been cured within 30 days after written notice thereof to NAB. This Agreement may also be terminated by written agreement signed by NAB and the Consultant. From and after the date of termination of this Agreement, NAB and the Consultant shall have no further liabilities or obligations to each other under this Agreement, except for (i) any unpaid fees under Section 2(a) allocable to the period prior to the date of termination (but not to the period beginning on or after such date), (ii) any unpaid Excess Transaction Fees earned by the Consultant during the Applicable Period, (iii) any unreimbursed expenses for which the Consultant is entitled to reimbursement under Section 2(c) and
(iv) claims for damages resulting from or arising out of any breach of this Agreement.

         SECTION 6.        NOTICES.

         All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if transmitted by telecopier with receipt acknowledged, or upon delivery, if delivered personally or by recognized commercial courier with receipt acknowledged, or upon the expiration of seventy-two (72) hours after mailing, if mailed by first class, registered or certified mail, return receipt requested, postage and registry fees prepaid, and addressed as follows:

      (a)      If to the Consultant:

                            Caton Financial Services, Inc.
                            22 Terraza Del Mar
                            Dana Point, CA 92629
                            Telephone: (949) 489-1105
                            Facsimile: (949) 489-1440

      (b)      If to NAB:
                            NAB Asset Corporation
                            23361 Madero
                            Mission Viejo, CA 92691
                            Telephone: (949) 465-0244
                            Facsimile: (949) 465-0247
                            Attention: Chief Financial Officer

Any of the foregoing parties by notice in writing mailed to the other parties may change the name and address to which notices, requests, demands and other communications to it or him shall be mailed.


      SECTION 7.       MISCELLANEOUS.
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Caton Financial Services, Inc.
as of June 4, 1999
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      This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of California, without regard to principles of conflicts of laws. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced.

      All of the terms of this Agreement, whether so expressed or not, shall be binding upon the personal representatives, successors, assigns and heirs of the parties. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      If you are in agreement with the foregoing, please so indicate by signing the enclosed copy of this letter and returning it to NAB.

                                           NAB ASSET CORPORATION

                                           By: /s/ Charles E. Bradley
                                               --------------------------------
                                                 Name: Charles E. Bradley
                                                 Title: Chairman of the Board
                                                 Confirmed and accepted:

                                                 CATON FINANCIAL SERVICES, INC.


                                                 /s/ Michael W. Caton
                                                 -------------------------------
                                                 Michael W. Caton, President